Exhibit 99.1

                                                                         NEWS

Charter Communications Announces
Private Debt Exchange Offer for up to $500 Million of CCH II
10.25% Senior Notes Due 2010

St. Louis, Missouri – May 29, 2008 – Charter Communications, Inc. (Nasdaq: CHTR) (“Charter”) announced today that its indirect subsidiaries, CCH II, LLC and CCH II Capital Corp. (collectively “CCH II”) are commencing a private exchange offer (the “Offer”) to exchange up to $500 million principal amount (subject to increase, the “Maximum Amount”) of CCH II’s existing 10.25% Senior Notes due 2010 (CUSIP Nos. 12502CAD3, 12502CAE1 and 12502CAM3) (the “Old Notes”) for additional 10.25% Senior Notes due 2013 of CCH II (the “New Notes).

The purpose of the Offer is to improve Charter’s financial flexibility by extending debt maturities.

The Offer is being conducted as a modified “dutch auction,” pursuant to which holders of the Old Notes will have the opportunity to specify an exchange ratio at which they would be willing to exchange Old Notes for New Notes.  Holders must submit tenders in the range of $1,047.50 to $1,077.50 principal amount of New Notes per $1,000 principal amount of Old Notes with amounts in the range specified in increments of $2.50 principal amount of New Notes per $1,000 principal amount of Old Notes.

 Charter will accept Old Notes tendered beginning with the minimum exchange ratio and continuing in order of increasing increments of $2.50 in New Notes per $1,000 principal amount of Old Notes, until the aggregate principal amount of accepted Old Notes tendered equals the Maximum Amount (including an increase in such amount, if any). The highest exchange ratio specified with respect to Old Notes accepted for exchange in this process will be the “Clearing Exchange Ratio”. If the aggregate principal amount of Old Notes tendered in the Offer exceeds the Maximum Amount, all Old Notes tendered at or below the Clearing Exchange Ratio will be accepted on a pro rata basis and Old Notes tendered above the Clearing Exchange Ratio will be rejected. All Old Notes tendered which are accepted will be paid in New Notes based on the same Clearing Exchange Ratio. Charter reserves the right, but is not obligated, to increase the Maximum Amount.

The Clearing Exchange Ratio will include an early participation payment of $30.00 in principal amount of New Notes per $1,000 principal amount of Old Notes (the “Early Participation Payment”).  In order to receive the Early Participation Payment, investors must tender their Old Notes on or prior to 5:00 p.m. ET on June 11, 2008, unless extended. Eligible investors who validly tender their Old Notes after that time will receive, for their Old Notes tendered and accepted for exchange, a principal amount of New Notes equal to the Clearing Exchange Ratio for such Old Notes less the Early Participation Payment for such Old Notes.

Tendered notes may be validly withdrawn until 5:00 PM ET, on June 11, 2008, unless extended. The Offer will expire at 11:59 PM ET, on June 27, 2008, unless extended. The Offer is not subject to any minimum amount of Old Notes being tendered.

The New Notes will be unconditionally guaranteed by Charter Communications Holdings, LLC and will accrue interest from and including the settlement date. Holders who exchange Old Notes for New Notes will receive accrued and unpaid interest to, but not including, the settlement date.

The New Notes are being issued as part of the same series of notes as CCH II’s $250 million aggregate principal amount of 10.25% Senior Notes due 2013 which were issued in September 2006 (the “Existing CCH II 2013 Notes”) and will be treated as a single class under the governing indenture. The New Notes initially will be subject to certain restrictions on transfer, are expected to be issued with original issue discount and will have a separate CUSIP number from the Existing CCH II 2013 Notes.

The New Notes have not been registered under the Securities Act of 1933, as amended, and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

The offer is being made only to qualified institutional buyers and to certain non-U.S. investors located outside the United States.  The complete terms and conditions of the Offer are set forth in the informational documents relating to the Offer.

Documents relating to the Offer will only be distributed to noteholders who complete and return a letter of eligibility confirming that they are within the category of eligible investors for this private offer. Noteholders who desire a copy of the eligibility letter may contact Global Bondholder Service Corporation, the information agent for the Offer, at (866) 470-3700 (U.S. Toll-free) or (212) 430-3774.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy any security and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offering, solicitation or sale would be unlawful.
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About Charter Communications®

Charter Communications, Inc. is a leading broadband communications company and the third-largest publicly traded cable operator in the United States. Charter provides a full range of advanced broadband services, including advanced Charter Digital(R) video entertainment programming, Charter High-Speed(TM) Internet access service, and Charter Telephone(TM) services. Charter Business(TM) similarly provides scalable, tailored and cost-effective broadband communications solutions to business organizations, such as business-to-business Internet access, data networking, video and music entertainment services and business telephone. Charter's advertising sales and production services are sold under the Charter Media(R) brand. More information about Charter can be found at www.charter.com.

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Contact:
Mary Jo Moehle
(314) 543-2397

Cautionary Statement Regarding Forward-Looking Statements:

This release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, regarding, among other things, our plans, strategies and prospects, both business and financial. Although we believe that our plans, intentions and expectations reflected in or suggested by these forward-looking statements are reasonable, we cannot assure you that we will achieve or realize these plans, intentions or expectations. Forward-looking statements are inherently subject to risks, uncertainties and assumptions including, without limitation, the factors described under "Risk Factors" from time to time in our filings with the Securities and Exchange Commission ("SEC"). Many of the forward-looking statements contained in this release may be identified by the use of forward-looking words such as "believe," "expect," "anticipate," "should," "planned," "will," "may," "intend," "estimated," "aim," "on track," "target," "opportunity" and "potential," among others. Important factors that could cause actual results to differ materially from the forward-looking statements we make in this release are set forth in other reports or documents that we file from time to time with the SEC, and include, but are not limited to:

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the availability, in general, of funds to meet interest payment obligations under our debt and to fund our operations and necessary capital expenditures, either through cash flows from operating activities, further borrowings or other sources and, in particular, our ability to fund debt obligations (by dividend, investment or otherwise) to the applicable obligor of such debt;

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our ability to comply with all covenants in our indentures and credit facilities, any violation of which, if not cured in a timely manner, could trigger a default of our other obligations under cross-default provisions;

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our ability to pay or refinance debt prior to or when it becomes due and/or refinance that debt through new issuances, exchange offers or otherwise, including restructuring our balance sheet and leverage position;

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the impact of competition from other distributors, including incumbent telephone companies, direct broadcast satellite operators, wireless broadband providers, and digital subscriber line ("DSL") providers;

•	difficulties in growing, further introducing, and operating our telephone services, while adequately meeting customer expectations for the reliability of voice services;

•	our ability to adequately meet demand for installations and customer service;

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our ability to sustain and grow revenues and cash flows from operating activities by offering video, high-speed Internet, telephone and other services, and to maintain and grow our customer base, particularly in the face of increasingly aggressive competition;

•	our ability to obtain programming at reasonable prices or to adequately raise prices to offset the effects of higher programming costs;

•	general business conditions, economic uncertainty or slowdown, including the recent significant slowdown in the new housing sector and overall economy; and

•	the effects of governmental regulation on our business.

All forward-looking statements attributable to us or any person acting on our behalf are expressly qualified in their entirety by this cautionary statement.